UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

508-222-0614
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the

Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the

Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2017, CPS Technologies Corp. (“CPS” or the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 13,203,436 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 10,290,017 shares, or 77.93% of the eligible common stock, were present either in person or by proxy. Based on the results reported by an independent inspector of elections, in excess of 87% of votes cast at the Annual Meeting were in support of each of the Company’s four nominees. The final results of the matters voted on at the Annual Meeting are provided below:

Proposal 1: The following individuals were elected as directors to hold office until the next annual meeting  of stockholders or until their respective successors are elected and qualified.

Director Name	For	For (%)	Against	Abstained
Grant C. Bennett	9,228,647	89.7	1,058,350	3,020
Francis J. Hughes, Jr.	8,955,247	89.2	1,081,750	253,020
Daniel C. Snow	8,961,578	87.1	1,325,419	3,020
Thomas M. Culligan	9,205,247	89.5	1,081,750	3,020

Proposal 2:  Advisory vote to approve named executive officer compensation.

For	Against	Abstained
9,185,047 (89.3%)	1,077,450 (10.5%)	27,520 (0.3%)

Item 8.01. Other Events

On May 8, 2017, the Company issued a press release announcing the election of Grant C. Bennett, Francis J. Hughes, Jr., Daniel C. Snow, Thomas M. Culligan as directors at the Annual Meeting. The full text of the press release of attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: May 9, 2017	/s/ Ralph M. Norwood Ralph M. Norwood Chief Financial Officer